                                                   Exhibit 23

(Deloitte & Touche LLP Letterhead Appears Here)

Two Hilton Court   Telephone:  (201) 631-7000
P. O. Box 319      Facsimile:  (201) 631-7459
Parsippany, New Jersey  07054



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-62560 and No. 33-49867 of Pennsylvania Power & Light Company on Form S-3 and Registration Statement No. 33-50031 of Pennsylvania Power & Light Company on Form S-8 of our report dated February 3, 1995, appearing in the Annual Report on Form 10-K of Pennsylvania Power & Light Company for the year ended December 31, 1994 and to the references to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.






(Signed) Deloitte & Touche LLP

February 24, 1995